Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sally Holdings LLC and Sally Capital Inc. (the “Companies”) on Form 10-Q for the quarterly period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark J. Flaherty , Vice President, Acting Chief Financial Officer,  Chief Accounting Officer and Controller  of each of the Companies, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Companies.

By:	/s/ MARK J. FLAHERTY
Mark J. Flaherty
Vice President, Acting Chief Financial Officer, Chief Accounting Officer and Controller
Sally Holdings LLC and Sally Capital Inc.

May 8, 2008